U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                         FORM 8-K


                                       CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): May 23, 2002


                            VENTURENET CAPITAL GROUP, INC.
           (Exact name of registrant as specified in its charter)


                                       Delaware
             (State or jurisdiction of incorporation or organization)


                                       33-21481
                               (Commission File Number)


                                       76-0246940
                    (I.R.S. Employer Identification Number)


       27349 Jefferson Avenue, Suite 200, Temecula, California         92590
           (Address of principal executive offices)                  (Zip Code)


                Registrant's telephone number:  (909) 296-9945


          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On May 23, 2002, the Registrant entered into an acquisition agreement with Gold Coast Marketing, LLC. Under this agreement, this company agrees to transfer the remaining 95% equity interest
(9,500,000) common shares of Gold Coast Marketing to the Registrant. The Registrant agreed to the following terms and conditions:

1.  $140,000 in cash to be paid over 120 days.

2. 30,000,000 shares of Registrant restricted common stock to be issued upon consent of shareholders approving additional common stock and receiving appropriate SEC filing requirements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     The Registrant has determined that this acquisition must comply with Rule 3.05(b)(1)(iii) of Regulation S-X, and therefore financial statements will be furnished for at least the two most recent fiscal years and any interim periods. It is impracticable to provide the required financial statements for this acquired business at the time this Form 8-K is filed; these will be filed as an amendment to this filing not later than 60 days after the filing of this report. Pro forma financial information will also be furnished in connection with this acquisition pursuant to Article 11 of Regulation S-X.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        VentureNet Capital Group, Inc.



Dated: December 30, 2002                By: /s/ Michael N. Brette
                                        Michael N. Brette, President

                                   EXHIBIT INDEX

Number                                Exhibit Description

2     Acquisition Agreement between the Registrant and Gold Coast
      Marketing, LLC, dated May 23, 2002 (see below).